EXHIBIT 21


                              BANK UNITED CORP.
                           SCHEDULE OF SUBSIDIARIES

BNKU Holdings, Inc.
Allecon Reinsurance Company

                             BNKU HOLDINGS, INC.
                           SCHEDULE OF SUBSIDIARIES

BUC Title Venture Corp.
Bank United


                                   BANK UNITED
                           SCHEDULE OF SUBSIDIARIES

Bank United Securities Corp.
Commonwealth United Mortgage Company
Commonwealth General Services Agency, Inc.
United Agency Corporation
United Capital Management Corporation
United Mortgage Securities Corporation